Exhibit 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

FUJITSU RENEWS TECHNOLOGY LICENSING AGREEMENT WITH TESSERA

San Jose, Calif., Sept. 21, 2010 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced that Fujitsu Limited, a leading provider of ICT-based business solutions for the global marketplace, has renewed its worldwide licensing agreement with Tessera’s semiconductor packaging subsidiary, Tessera, Inc. Under the agreement, which was renewed in accordance with its original terms, Fujitsu is licensed to Tessera’s semiconductor packaging technology covering a broad range of chip scale and multi chip package types.

“We are pleased Fujitsu has renewed its license agreement with us, extending the long-term commercial relationship between our two companies,” said Henry R. Nothhaft, chairman and chief executive officer, Tessera. “Tessera provides royalty-bearing licenses to a broad portfolio of semiconductor packaging intellectual property, which is used by leading members of the semiconductor industry worldwide. We continue our efforts to make our innovative technologies widely available, helping to enable the long-term growth of our served semiconductor markets.”

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to Fujitsu’s use of Tessera’s technology, the future relationship between the companies, Tessera’s future licensing efforts, the extent and duration of enablement by Tessera’s technology, and industry and technology trends. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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